Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$111,258,995
Realized Trading Gain (Loss) on Swaps	16,187,349
Unrealized Gain (Loss) on Market Value of Futures	(96,701,328)
Unrealized Gain (Loss) on Market Value of Swaps	(12,411,622)
Dividend Income	14,689
Interest Income	30,394
ETF Transaction Fees	22,000
Total Income (Loss)	$18,400,477

Expenses
General Partner Management Fees	$604,661
Brokerage Commissions	257,230
Tax Reporting Fees	129,053
NYMEX License Fee	15,599
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,990
Prepaid Insurance Expense	5,009
Total Expenses	$1,035,131
Net Income (Loss)	$17,365,346

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$1,118,648,659
Additions (13,800,000 Units)	307,984,821
Withdrawals (8,200,000 Units)	(183,958,904)
Net Income (Loss)	17,365,346

Net Asset Value End of Month	$1,260,039,922
Net Asset Value Per Unit (57,966,476 Units)	$21.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612